Exhibit 99.1

Contact:	Richard A. Lechleiter

Executive Vice President and

Chief Financial Officer

(502) 596-7734

KINDRED HEALTHCARE REPORTS THIRD QUARTER RESULTS

Reported Results of $0.15 Per Diluted Share Include Charges

of $0.06 Per Share Related Primarily to Dispositions

Third Quarter Operating Cash Flows Surged to Near-Record $141 Million from $67 Million Last Year

Company Tightens 2012 Annual EPS Guidance Range to $1.40 to $1.50 from $1.35 to $1.55,

Maintaining Annual Mid-Point at $1.45 and Fourth Quarter Mid-Point at $0.43

2013 Annual EPS Guidance Range of $1.20 to $1.40 Reaffirmed

LOUISVILLE, Ky. (October 29, 2012) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2012. The Company’s consolidated financial statements include the operating results of RehabCare Group, Inc. (“RehabCare”) since the closing of the acquisition on June 1, 2011.

Third Quarter Highlights:

•	Despite a seasonally weak period, consolidated revenues rose 1% to $1.5 billion and operating income was nearly $200 million

•	While hospital revenues grew 4%, adverse Medicare reimbursement changes hampered revenues in the nursing center and RehabCare contract therapy divisions

•	Operating cash flows surged to near-record $141 million in the quarter compared to $67 million last year

•	Results are on track to meet annual 2012 guidance range of $260 million to $280 million

•	Hospital division revenues rose 4% while operating income grew 10%

•	Same-store admissions rose 2% compared to last year

•	Cost per patient day rose only 1% from a year ago

•	Nursing center division reported stable operating income of $71 million in difficult reimbursement environment

•	RehabCare contract therapy division reported solid operating income of $37 million

•	Division reported brisk new contract sales in the first nine months this year

•	Recent Medicare rule changes adversely impacted results late in this year’s third quarter

•	PeopleFirst home health and hospice division reported significant revenue and operating income growth

•	Recent IntegraCare acquisition added approximately $71 million in annualized revenues

•	Corporate overhead declined as a percent of revenues to 3.0% from 3.2% in last year’s third quarter

•	RehabCare synergies and other cost reductions drove third quarter overhead lower by 6% compared to last year

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680 South Fourth Street Louisville, Kentucky 40202

502.596.7300 www.kindredhealthcare.com

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

Third Quarter Results

Continuing Operations

Consolidated revenues for the third quarter ended September 30, 2012 rose 1% to $1.5 billion compared to the third quarter last year. Income from continuing operations for the third quarter of 2012 totaled $7.9 million or $0.15 per diluted share compared to $0.6 million or $0.01 per diluted share in the third quarter last year.

Third quarter 2012 operating results included pretax charges of $4.9 million related to (1) an impairment charge in connection with the planned divestiture of a long-term acute care (“LTAC”) hospital, (2) employee retention costs incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers (the “54 Nursing Centers”) currently leased from Ventas, Inc. (“Ventas”) (NYSE:VTR), (3) a lease cancellation charge in connection with the closing of a LTAC hospital, and (4) transaction-related costs. These items reduced income from continuing operations in the third quarter by $3.3 million or $0.06 per diluted share.

Third quarter 2011 operating results included certain charges, most of which related to impairment charges and costs associated with the RehabCare acquisition, that reduced income from continuing operations by $20.9 million or $0.40 per diluted share.

Discontinued Operations

The Company periodically enters into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses have been classified as discontinued operations in the Company’s condensed consolidated statement of operations for all historical periods.

Management Commentary

Paul J. Diaz, Chief Executive Officer of the Company, remarked, “Our third quarter operating results were in line with our expectations and position us to achieve our full-year earnings guidance. While the third quarter is typically a seasonally weak period, our results reflected the same solid cost management and commitment to quality that we have reported all year.”

Mr. Diaz continued, “Our third quarter operating cash flows of $141 million were near-record levels. In addition, our demonstrated ability to generate significant cash flows in excess of our routine capital spending and required repayments of debt provides the financial flexibility to continue to invest in our Cluster Market Strategy and strategic acquisitions.”

With respect to the Company’s $200 million credit expansion completed in early October, Mr. Diaz noted, “Our financial strength and significant liquidity have enabled us to expand our credit capacity to finance future growth. Following the closing of the transaction, our unused credit capacity totaled approximately $450 million compared to $237 million at June 30, 2012.”

Mr. Diaz also discussed the significant reimbursement pressure in the long-term healthcare industry, “Over the past year, both Kindred and our industry peers have struggled in an environment of severe Medicare and Medicaid payment pressures as well as significant survey and enforcement activity. Most recently, we have been challenged by new Medicare Part B regulations regarding rehabilitation therapy which have created inefficiencies in our operations (as much as $1 million per month), and more importantly, potentially restrict access to therapy services that benefit our most frail residents. As we have in the past, we will continue our dialogue with policymakers to improve the current system to make it more patient-centered, predictable and efficient.”

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

Earnings Guidance – Continuing Operations

The Company tightened its earnings guidance range for 2012. The Company expects consolidated revenues for 2012 to approximate $6.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $867 million to $875 million. Rent expense is expected to approximate $430 million, while depreciation and amortization should approximate $201 million. Net interest expense is expected to approximate $107 million. The Company expects to report income from continuing operations for 2012 between $75 million and $80 million or $1.40 to $1.50 per diluted share (based upon diluted shares of 52 million).

The Company also maintained its operating cash flow guidance range for 2012 at $260 million to $280 million. Estimated routine capital expenditures for 2012 are expected to range from $135 million to $145 million, including approximately $17 million of expenditures to complete the information systems integration of RehabCare. The Company’s expected routine capital expenditures also include approximately $13 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

In addition to its routine capital expenditures, the Company expects that its previously announced development projects related to new and replacement hospitals and new transitional care centers will approximate $40 million to $45 million in 2012.

Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $85 million to $90 million for 2012, will be available to repay debt and fund acquisitions.

The earnings guidance provided by the Company for 2012 excludes the effect of (1) any costs associated with the closing of a regional office, the planned divestiture or closing of five LTAC hospitals and the cancellation of a sub-acute unit project, (2) costs associated with employment-related lawsuits, (3) employee retention costs incurred in connection with the decision to allow the leases to expire for 54 Nursing Centers, (4) any transaction-related charges, (5) any other reimbursement changes, (6) any future acquisitions or divestitures, (7) any impairment charges, and (8) any repurchases of common stock.

In addition, the Company reaffirmed its preliminary earnings guidance for fiscal 2013. The Company expects consolidated revenues for 2013 to approximate $5.9 billion. Operating income is expected to range from $806 million to $825 million. Rent expense is expected to approximate $387 million, while depreciation and amortization should approximate $189 million. Net interest expense is expected to approximate $113 million. The Company expects to report income from continuing operations for 2013 between $65 million to $76 million or $1.20 to $1.40 per diluted share (based upon diluted shares of 52.7 million).

The Company estimated its operating cash flows for 2013 to range between $230 million to $250 million. Estimated routine capital expenditures for 2013 are expected to range from $120 million to $130 million.

In addition to its routine capital expenditures, the Company expects that its development projects related to new and replacement LTAC hospitals, transitional care centers, and inpatient rehabilitation hospitals will approximate $20 million to $30 million in 2013.

Operating cash flows in excess of the Company’s routine and development capital spending programs, which are expected to approximate $90 million for 2013, will be available to repay debt and fund acquisitions.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

In addition, the earnings guidance for 2013 (1) assumes the impact of Medicare reimbursement reductions that are expected to reduce the Company’s consolidated revenues between $90 million to $100 million, and further assumes that the operating results of the 54 Nursing Centers are classified as discontinued operations effective January 1, 2013, and (2) excludes the effect of any other reimbursement changes, any future acquisitions or other divestitures, any impairment charges, and any repurchases of common stock.

Mr. Diaz commented, “Our 2013 guidance reflects our best efforts to respond to a continued difficult reimbursement environment, including the anticipated Medicare reductions from sequestration and recently promulgated Medicare payment regulations negatively impacting our LTAC hospitals. Despite this environment, we remain committed to making the necessary investments to improve quality and clinical outcomes and demonstrate our value proposition to patients, families and payors. Moreover, we must support our dedicated caregivers by providing appropriate merit increases and affordable benefits. In this regard, we have continued our efforts to explore other cost saving initiatives and our 2013 guidance reflects our commitment to reduce enterprise costs an additional $20 million to $25 million in 2013 by expanding our shared services model across the Company and focusing on additional non-patient care expenses. Our confidence level in achieving these savings is high since we are following the same path we pursued in attaining the approximately $125 million of RehabCare synergies and other cost reductions in fiscal 2012.”

Finally, Mr. Diaz noted, “We also continue to look for ways to rationalize our portfolio, in addition to the expiration of the Ventas leases, to advance our cluster market strategy and improve our business and payor mix over time. The continued growth in our home health and hospice operations is another key to our integrated care model and our “Continue the Care” strategy. We believe that these actions in conjunction with our cost savings measures, position us well as healthcare reform accelerates over the next several years.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the third quarter 2012 conference call through a link on the Company’s website at www.kindredhealthcare.com. The conference call will be held October 30, 2012 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on October 30 by dialing (719) 457-0820, access code: 9543758. The replay will be available through November 8.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors, including reforms resulting from the Patient Protection and Affordable Care Act and the Healthcare Education and Reconciliation Act (collectively, the “ACA”). Healthcare reform is affecting certain of the Company’s businesses and the Company expects that it will impact all of them in some manner. There is also the possibility that implementation of the provisions expanding health insurance coverage or the entire ACA will be delayed, revised or eliminated as a result of efforts to repeal or amend the law. Although the U.S. Supreme Court has upheld the constitutionality of the ACA, the potential for future court proceedings, the outcome of the 2012 presidential election and potential efforts in the U.S. Congress to repeal, amend or retract funding for various aspects of the ACA create additional uncertainty about the ultimate impact of the ACA on the Company and the healthcare industry. Due to the substantial regulatory changes that will need to be implemented by the Centers for Medicare and Medicaid Services (“CMS”) and others, and the numerous processes required to implement these reforms, the Company cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on the Company’s business, financial position, results of operations and liquidity, (b) the impact of the rules issued by CMS on August 1, 2012 which, among other things, will reduce Medicare reimbursement to the Company’s LTAC hospitals in 2013 and beyond by imposing a budget neutrality adjustment and modifying the short-stay outlier rules, (c) the impact of final rules issued by CMS on July 29, 2011 which significantly reduced Medicare reimbursement to nursing centers and changed payments for the provision of group therapy services effective October 1, 2011, (d) the impact of the Budget Control Act of 2011 which will automatically reduce federal spending by approximately $1.2 trillion split evenly between domestic and defense spending. At this time, the Company believes this will result in an automatic 2% reduction on each claim submitted to Medicare beginning February 1, 2013, (e) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s LTAC hospitals, nursing and rehabilitation centers, inpatient rehabilitation hospitals and home health and hospice operations, and the expiration of the Medicare Part B therapy cap exception process, (f) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (g) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (h) the impact of the Company’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on the Company’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, (i) the Company’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, as and when planned, including the potential impact of unanticipated issues, expenses and liabilities associated with those activities, (j) the failure of the Company’s facilities to meet applicable licensure and certification requirements, (k) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (l) the Company’s ability to meet its rental and debt service obligations, (m) the Company’s ability to operate pursuant to the terms of its debt obligations, and comply with its covenants thereunder, and its ability to operate pursuant to its master lease agreements with Ventas, (n) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

sources to fund the requirements of the Company’s businesses, or which could negatively impact the Company’s investment portfolio, (o) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (p) the Company’s ability to control costs, particularly labor and employee benefit costs, (q) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (r) the Company’s ability to attract and retain key executives and other healthcare personnel, (s) the increase in the costs of defending and insuring against alleged professional liability and other claims and the Company’s ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (t) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability and other claims, (u) the Company’s ability to successfully dispose of unprofitable facilities, (v) events or circumstances which could result in the impairment of an asset or other charges, such as the impact of the Medicare reimbursement regulations that resulted in the Company recording significant impairment charges in 2011, (w) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (x) the Company’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the third quarter and nine months ended September 30, 2012 and 2011 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-125 private employer in the United States, is a FORTUNE 500 healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 78,000 employees in 46 states. At September 30, 2012, Kindred through its subsidiaries provided healthcare services in 2,212 locations, including 117 long-term acute care hospitals, six inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 27 sub-acute units, 102 hospice, home care and private duty locations, 104 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served 1,632 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for four years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended		Nine months ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues	$1,525,792	$1,514,062	$4,641,590	$3,999,075

Income from continuing operations	$7,909	$907	$41,718	$16,643
Discontinued operations, net of income taxes:
Income from operations	47	1,119	143	1,527
Loss on divestiture of operations	(349)	—	(349)	—

Income (loss) from discontinued operations	(302)	1,119	(206)	1,527

Net income	7,607	2,026	41,512	18,170
(Earnings) loss attributable to noncontrolling interests	(41)	(241)	(253)	180

Income attributable to Kindred	$7,566	$1,785	$41,259	$18,350

Amounts attributable to Kindred stockholders:
Income from continuing operations	$7,868	$666	$41,465	$16,823
Income (loss) from discontinued operations	(302)	1,119	(206)	1,527

Net income	$7,566	$1,785	$41,259	$18,350

Earnings per common share:
Basic:
Income from continuing operations	$0.15	$0.01	$0.79	$0.37
Discontinued operations:
Income from operations	—	0.02	—	0.03
Loss on divestiture of operations	(0.01)	—	(0.01)	—

Net income	$0.14	$0.03	$0.78	$0.40

Diluted:
Income from continuing operations	$0.15	$0.01	$0.79	$0.37
Discontinued operations:
Income from operations	—	0.02	—	0.03
Loss on divestiture of operations	(0.01)	—	(0.01)	—

Net income	$0.14	$0.03	$0.78	$0.40

Shares used in computing earnings per common share:
Basic	51,676	51,329	51,648	44,577
Diluted	51,709	51,406	51,675	44,934

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Revenues	$1,525,792	$1,514,062	$4,641,590	$3,999,075

Salaries, wages and benefits	912,924	900,570	2,765,332	2,344,398
Supplies	106,594	107,514	326,127	294,254
Rent	108,449	105,511	323,958	292,641
Other operating expenses	305,988	305,305	929,947	851,806
Other income	(2,775)	(2,815)	(8,221)	(8,480)
Impairment charges	3,911	26,712	5,107	26,712
Depreciation and amortization	50,600	46,947	149,092	117,367
Interest expense	26,668	25,790	79,962	54,675
Investment income	(229)	(37)	(796)	(789)

	1,512,130	1,515,497	4,570,508	3,972,584

Income (loss) from continuing operations before income taxes	13,662	(1,435)	71,082	26,491
Provision (benefit) for income taxes	5,753	(2,342)	29,364	9,848

Income from continuing operations	7,909	907	41,718	16,643
Discontinued operations, net of income taxes:
Income from operations	47	1,119	143	1,527
Loss on divestiture of operations	(349)	—	(349)	—

Income (loss) from discontinued operations	(302)	1,119	(206)	1,527

Net income	7,607	2,026	41,512	18,170
(Earnings) loss attributable to noncontrolling interests	(41)	(241)	(253)	180

Income attributable to Kindred	$7,566	$1,785	$41,259	$18,350

Amounts attributable to Kindred stockholders:
Income from continuing operations	$7,868	$666	$41,465	$16,823
Income (loss) from discontinued operations	(302)	1,119	(206)	1,527

Net income	$7,566	$1,785	$41,259	$18,350

Earnings per common share:
Basic:
Income from continuing operations	$0.15	$0.01	$0.79	$0.37
Discontinued operations:
Income from operations	—	0.02	—	0.03
Loss on divestiture of operations	(0.01)	—	(0.01)	—

Net income	$0.14	$0.03	$0.78	$0.40

Diluted:
Income from continuing operations	$0.15	$0.01	$0.79	$0.37
Discontinued operations:
Income from operations	—	0.02	—	0.03
Loss on divestiture of operations	(0.01)	—	(0.01)	—

Net income	$0.14	$0.03	$0.78	$0.40

Shares used in computing earnings per common share:
Basic	51,676	51,329	51,648	44,577
Diluted	51,709	51,406	51,675	44,934

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$35,695	$41,561
Cash—restricted	5,344	5,551
Insurance subsidiary investments	79,642	70,425
Accounts receivable less allowance for loss	1,050,077	994,700
Inventories	31,787	31,060
Deferred tax assets	24,641	17,785
Income taxes	6,424	39,513
Other	32,477	32,687

	1,266,087	1,233,282

Property and equipment	2,144,499	1,975,063
Accumulated depreciation	(1,041,036)	(916,022)

	1,103,463	1,059,041

Goodwill	1,146,801	1,084,655
Intangible assets less accumulated amortization	446,165	447,207
Assets held for sale	4,103	5,612
Insurance subsidiary investments	118,256	110,227
Other	212,952	198,469

Total assets	$4,297,827	$4,138,493

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$208,213	$216,801
Salaries, wages and other compensation	392,564	407,493
Due to third party payors	39,820	37,306
Professional liability risks	48,931	46,010
Other accrued liabilities	148,882	130,693
Long-term debt due within one year	8,787	10,620

	847,197	848,923

Long-term debt	1,610,888	1,531,882
Professional liability risks	236,296	217,717
Deferred tax liabilities	20,537	17,955
Deferred credits and other liabilities	211,109	191,771

Noncontrolling interests-redeemable	—	9,704

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued
53,271 shares—September 30, 2012 and 52,116 shares—December 31, 2011	13,318	13,029
Capital in excess of par value	1,142,923	1,138,189
Accumulated other comprehensive loss	(1,092)	(1,469)
Retained earnings	180,426	139,172

	1,335,575	1,288,921
Noncontrolling interests-nonredeemable	36,225	31,620

Total equity	1,371,800	1,320,541

Total liabilities and equity	$4,297,827	$4,138,493

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net income	$7,607	$2,026	$41,512	$18,170
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	50,600	46,947	149,092	117,367
Amortization of stock-based compensation costs	3,132	3,505	8,011	9,611
Amortization of deferring financing costs	2,375	2,141	7,091	5,231
Payment of lender fees related to debt issuance	—	—	—	(46,232)
Provision for doubtful accounts	9,117	7,793	22,654	22,049
Deferred income taxes	(1,235)	(2,286)	(18,140)	(4,975)
Impairment charges	3,911	26,712	5,107	26,712
Loss on divestiture of discontinued operations	349	—	349	—
Other	732	(3,063)	3,077	(3,766)
Change in operating assets and liabilities:
Accounts receivable	13,175	(27,497)	(67,913)	(108,072)
Inventories and other assets	(5,490)	6,304	(20,897)	3,649
Accounts payable	5,281	(831)	(7,252)	386
Income taxes	6,366	(6,881)	37,097	20,792
Due to third party payors	12,627	1,143	1,688	4,698
Other accrued liabilities	32,942	10,505	29,611	52,186

Net cash provided by operating activities	141,489	66,518	191,087	117,806

Cash flows from investing activities:
Routine capital expenditures	(25,939)	(36,595)	(76,804)	(95,263)
Development capital expenditures	(15,177)	(44,152)	(38,175)	(69,570)
Acquisitions, net of cash acquired	(71,440)	(50,928)	(139,308)	(710,907)
Sale of assets	—	—	1,110	1,714
Purchase of insurance subsidiary investments	(9,692)	(8,867)	(30,890)	(25,904)
Sale of insurance subsidiary investments	8,063	10,398	30,073	37,587
Net change in insurance subsidiary cash and cash equivalents	(685)	(826)	(15,171)	(4,870)
Change in other investments	1,003	—	1,454	1,000
Other	(25)	(663)	(1,029)	(692)

Net cash used in investing activities	(113,892)	(131,633)	(268,740)	(866,905)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	364,600	533,200	1,329,300	1,633,300
Repayment of borrowings under revolving credit	(390,400)	(474,700)	(1,244,900)	(1,749,800)
Proceeds from issuance of senior unsecured notes	—	—	—	550,000
Proceeds from issuance of term loan, net of discount	—	—	—	693,000
Repayment of other long-term debt	(2,665)	(2,545)	(7,976)	(348,233)
Payment of deferred financing costs	(288)	(1,855)	(601)	(8,715)
Contribution made by noncontrolling interest	—	—	200	—
Distribution made to noncontrolling interests	—	—	(3,521)	—
Purchase of noncontrolling interests	(715)	(7,292)	(715)	(7,292)
Issuance of common stock	—	—	—	3,019
Other	—	3	—	747

Net cash provided by (used in) financing activities	(29,468)	46,811	71,787	766,026

Change in cash and cash equivalents	(1,871)	(18,304)	(5,866)	16,927
Cash and cash equivalents at beginning of period	37,566	52,399	41,561	17,168

Cash and cash equivalents at end of period	$35,695	$34,095	$35,695	$34,095

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$1,579,970	$1,535,828	$1,525,792

Salaries, wages and benefits	678,695	765,133	900,570	911,417	945,302	907,106	912,924
Supplies	90,022	96,718	107,514	107,760	111,295	108,238	106,594
Rent	91,453	95,677	105,511	106,616	107,968	107,541	108,449
Other operating expenses	259,369	287,132	305,305	312,674	310,964	312,995	305,988
Other income	(2,785)	(2,880)	(2,815)	(2,711)	(2,748)	(2,698)	(2,775)
Impairment charges	—	—	26,712	102,569	867	329	3,911
Depreciation and amortization	32,549	37,871	46,947	48,227	48,690	49,802	50,600
Interest expense	5,728	23,157	25,790	26,244	26,578	26,716	26,668
Investment income	(495)	(257)	(37)	(242)	(292)	(275)	(229)

	1,154,536	1,302,551	1,515,497	1,612,554	1,548,624	1,509,754	1,512,130

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	31,346	26,074	13,662
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	12,814	10,797	5,753

Income (loss) from continuing operations	22,276	(6,540)	907	(72,914)	18,532	15,277	7,909
Discontinued operations, net of income taxes:
Income (loss) from operations	(179)	587	1,119	1,025	110	(14)	47
Loss on divestiture of operations	—	—	—	—	—	—	(349)

Income (loss) from discontinued operations	(179)	587	1,119	1,025	110	(14)	(302)

Net income (loss)	22,097	(5,953)	2,026	(71,889)	18,642	15,263	7,607
(Earnings) loss attributable to noncontrolling interests	—	421	(241)	58	(451)	239	(41)

Income (loss) attributable to Kindred	$22,097	$(5,532)	$1,785	$(71,831)	$18,191	$15,502	$7,566

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$22,276	$(6,119)	$666	$(72,856)	$18,081	$15,516	$7,868
Income (loss) from discontinued operations	(179)	587	1,119	1,025	110	(14)	(302)

Net income (loss)	$22,097	$(5,532)	$1,785	$(71,831)	$18,191	$15,502	$7,566

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.56	$(0.14)	$0.01	$(1.42)	$0.35	$0.29	$0.15
Discontinued operations:
Income (loss) from operations	—	0.01	0.02	0.02	—	—	—
Loss on divestiture of operations	—	—	—	—	—	—	(0.01)

Net income (loss)	$0.56	$(0.13)	$0.03	$(1.40)	$0.35	$0.29	$0.14

Diluted:
Income (loss) from continuing operations	$0.55	$(0.14)	$0.01	$(1.42)	$0.35	$0.29	$0.15
Discontinued operations:
Income (loss) from operations	—	0.01	0.02	0.02	—	—	—
Loss on divestiture of operations	—	—	—	—	—	—	(0.01)

Net income (loss)	$0.55	$(0.13)	$0.03	$(1.40)	$0.35	$0.29	$0.14

Shares used in computing earnings (loss) per common share:
Basic	39,035	43,231	51,329	51,335	51,603	51,664	51,676
Diluted	39,543	43,231	51,406	51,335	51,638	51,675	51,709

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$558,974	$593,425	$684,781	$712,812	$765,823	$729,419	$714,738

Nursing center division	567,472	568,199	571,226	547,202	544,319	535,644	534,188

Rehabilitation division:
Skilled nursing rehabilitation services	114,618	161,246	252,574	246,720	255,451	255,187	253,459
Hospital rehabilitation services	22,490	38,291	69,811	70,232	74,369	73,379	71,899

	137,108	199,537	322,385	316,952	329,820	328,566	325,358

Home health and hospice division	8,038	10,828	15,419	26,451	28,432	28,872	35,943

	1,271,592	1,371,989	1,593,811	1,603,417	1,668,394	1,622,501	1,610,227

Eliminations:
Skilled nursing rehabilitation services	(57,081)	(57,587)	(57,922)	(57,087)	(58,433)	(57,056)	(55,534)
Hospital rehabilitation services	(21,225)	(20,706)	(20,528)	(22,167)	(28,317)	(27,755)	(27,097)
Nursing and rehabilitation centers	(865)	(1,104)	(1,299)	(1,475)	(1,674)	(1,862)	(1,804)

	(79,171)	(79,397)	(79,749)	(80,729)	(88,424)	(86,673)	(84,435)

	$1,192,421	$1,292,592	$1,514,062	$1,522,688	$1,579,970	$1,535,828	$1,525,792

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$108,385	$108,465	$125,701	$144,891	$160,669	$141,511	$138,762

Nursing center division	87,350	93,532	89,592	67,791	65,533	71,005	70,928	(a)

Rehabilitation division:
Skilled nursing rehabilitation services	9,159	15,978	27,575	13,204	14,193	22,942	19,659
Hospital rehabilitation services	5,332	8,033	15,606	14,760	16,116	17,860	16,977

	14,491	24,011	43,181	27,964	30,309	40,802	36,636

Home health and hospice division	(10)	(447)	1,107	2,453	2,341	2,789	3,645

Corporate:
Overhead	(38,315)	(43,801)	(48,806)	(43,878)	(42,728)	(44,723)	(45,883)
Insurance subsidiary	(602)	(420)	(750)	(534)	(482)	(600)	(545)

	(38,917)	(44,221)	(49,556)	(44,412)	(43,210)	(45,323)	(46,428)

Impairment charges	—	—	(26,712)	(102,569)	(867)	(329)	(3,911	)(b)
Transaction costs	(4,179)	(34,851)	(6,537)	(5,139)	(485)	(597)	(482)

Operating income	167,120	146,489	176,776	90,979	214,290	209,858	199,150
Rent	(91,453)	(95,677)	(105,511)	(106,616)	(107,968)	(107,541)	(108,449	)(c)
Depreciation and amortization	(32,549)	(37,871)	(46,947)	(48,227)	(48,690)	(49,802)	(50,600)
Interest, net	(5,233)	(22,900)	(25,753)	(26,002)	(26,286)	(26,441)	(26,439)

Income (loss) from continuing operations before income taxes	37,885	(9,959)	(1,435)	(89,866)	31,346	26,074	13,662
Provision (benefit) for income taxes	15,609	(3,419)	(2,342)	(16,952)	12,814	10,797	5,753

	$22,276	$(6,540)	$907	$(72,914)	$18,532	$15,277	$7,909

(a)	Includes employee retention costs of $0.6 million incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas.
(b)	Includes an impairment charge of $3.2 million incurred in connection with the planned divestiture of a LTAC hospital.
(c)	Includes a lease cancellation charge of $0.6 million incurred in connection with the closing of a LTAC hospital.

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Third Quarter 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a)	division (b)	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$714,738	$534,188	$253,459	$71,899	$325,358	$35,943	$—	$—	$(84,435)	$1,525,792

Salaries, wages and benefits	321,810	259,095	223,305	50,724	274,029	26,332	32,008	(350)	—	912,924
Supplies	77,536	26,587	697	33	730	1,557	184	—	—	106,594
Rent	55,391	50,290	1,309	2	1,311	805	652	—	—	108,449
Other operating expenses	176,630	177,578	9,798	4,165	13,963	4,409	17,011	832	(84,435)	305,988
Other income	—	—	—	—	—	—	(2,775)	—	—	(2,775)
Impairment charges	3,487	424	—	—	—	—	—	—	—	3,911
Depreciation and amortization	23,110	13,564	2,791	2,328	5,119	1,137	7,670	—	—	50,600
Interest expense	231	20	36	—	36	4	26,377	—	—	26,668
Investment income	(17)	(22)	—	—	—	—	(190)	—	—	(229)

	658,178	527,536	237,936	57,252	295,188	34,244	80,937	482	(84,435)	1,512,130

Income from continuing operations before income taxes	$56,560	$6,652	$15,523	$14,647	$30,170	$1,699	$(80,937)	$(482)	$—	13,662

Provision for income taxes										5,753

Income from continuing operations										$7,909

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,015	$4,965	$707	$125	$832	$160	$10,967	$—	$—	$25,939
Development	14,334	843	—	—	—	—	—	—	—	15,177

	$23,349	$5,808	$707	$125	$832	$160	$10,967	$—	$—	$41,116

	Third Quarter 2011
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$684,781	$571,226	$252,574	$69,811	$322,385	$15,419	$—	$—	$(79,749)	$1,514,062

Salaries, wages and benefits	316,507	272,505	215,889	49,297	265,186	11,653	33,482	1,256	(19)	900,570
Supplies	77,045	28,650	858	58	916	652	251	—	—	107,514
Rent	52,737	49,862	1,811	95	1,906	358	648	—	—	105,511
Other operating expenses	165,528	180,479	8,252	4,850	13,102	2,007	18,638	5,281	(79,730)	305,305
Other income	—	—	—	—	—	—	(2,815)	—	—	(2,815)
Impairment charges	3,102	23,610	—	—	—	—	—	—	—	26,712
Depreciation and amortization	21,612	12,655	2,699	2,372	5,071	324	7,285	—	—	46,947
Interest expense	206	25	—	—	—	—	25,559	—	—	25,790
Investment income	(1)	(18)	(1)	(1)	(2)	—	(16)	—	—	(37)

	636,736	567,768	229,508	56,671	286,179	14,994	83,032	6,537	(79,749)	1,515,497

Income (loss) from continuing operations before income taxes	$48,045	$3,458	$23,066	$13,140	$36,206	$425	$(83,032)	$(6,537)	$—	(1,435)

Income tax benefit										(2,342)

Income from continuing operations										$907

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$12,919	$10,572	$255	$81	$336	$41	$12,727	$—	$—	$36,595
Development	39,964	4,113	—	—	—	75	—	—	—	44,152

	$52,883	$14,685	$255	$81	$336	$116	$12,727	$—	$—	$80,747

(a)	Includes an impairment charge of $3.2 million and a lease cancellation charge of $0.6 million incurred in connection with the planned divestiture of a LTAC hospital and the closing of a LTAC hospital, respectively.
(b)	Includes employee retention costs of $0.6 million incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas.

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Nine months ended September 30, 2012
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division (a,b)	division (c)	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$2,209,980	$1,614,151	$764,097	$219,647	$983,744	$93,247	$—	$—	$(259,532)	$4,641,590

Salaries, wages and benefits	982,054	786,766	679,915	155,404	835,319	68,829	92,783	(350)	(69)	2,765,332
Supplies	239,443	79,927	2,225	127	2,352	3,826	579	—	—	326,127
Rent	165,477	150,457	4,060	119	4,179	2,029	1,816	—	—	323,958
Other operating expenses	547,541	539,992	25,163	13,163	38,326	11,817	49,820	1,914	(259,463)	929,947
Other income	—	—	—	—	—	—	(8,221)	—	—	(8,221)
Impairment charges	3,838	1,269	—	—	—	—	—	—	—	5,107
Depreciation and amortization	68,579	39,534	8,143	6,975	15,118	2,960	22,901	—	—	149,092
Interest expense	810	68	36	—	36	4	79,044	—	—	79,962
Investment income	(60)	(68)	(1)	—	(1)	—	(667)	—	—	(796)

	2,007,682	1,597,945	719,541	175,788	895,329	89,465	238,055	1,564	(259,532)	4,570,508

Income from continuing operations before income taxes	$202,298	$16,206	$44,556	$43,859	$88,415	$3,782	$(238,055)	$(1,564)	$—	71,082

Provision for income taxes										29,364

Income from continuing operations										$41,718

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$28,455	$12,611	$1,602	$231	$1,833	$429	$33,476	$—	$—	$76,804
Development	35,572	2,603	—	—	—	—	—	—	—	38,175

	$64,027	$15,214	$1,602	$231	$1,833	$429	$33,476	$—	$—	$114,979

	Nine months ended September 30, 2011
		Nursing	Rehabilitation division			Home		Transaction-
	Hospital	center	Skilled nursing	Hospital		health and		related
	division	division	services	services	Total	hospice	Corporate	costs	Eliminations	Consolidated
Revenues	$1,837,180	$1,706,897	$528,438	$130,592	$659,030	$34,285	$—	$—	$(238,317)	$3,999,075

Salaries, wages and benefits	842,829	816,022	457,773	93,996	551,769	26,223	91,502	16,122	(69)	2,344,398
Supplies	206,504	83,645	1,983	122	2,105	1,413	587	—	—	294,254
Rent	137,033	148,808	4,860	156	5,016	798	986	—	—	292,641
Other operating expenses	445,296	536,756	15,970	7,503	23,473	5,999	49,085	29,445	(238,248)	851,806
Other income	—	—	—	—	—	—	(8,480)	—	—	(8,480)
Impairment charges	3,102	23,610	—	—	—	—	—	—	—	26,712
Depreciation and amortization	52,462	37,486	4,574	3,288	7,862	547	19,010	—	—	117,367
Interest expense	272	76	—	—	—	—	40,525	13,802	—	54,675
Investment income	(4)	(58)	(3)	(1)	(4)	—	(723)	—	—	(789)

	1,687,494	1,646,345	485,157	105,064	590,221	34,980	192,492	59,369	(238,317)	3,972,584

Income (loss) from continuing operations before income taxes	$149,686	$60,552	$43,281	$25,528	$68,809	$(695)	$(192,492)	$(59,369)	$—	26,491

Provision for income taxes										9,848

Income from continuing operations										$16,643

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$36,872	$26,727	$669	$178	$847	$99	$30,718	$—	$—	$95,263
Development	54,164	15,140	—	—	—	266	—	—	—	69,570

	$91,036	$41,867	$669	$178	$847	$365	$30,718	$—	$—	$164,833

(a)	Includes severance costs ($2.6 million), an impairment charge ($3.2 million) and other miscellaneous costs ($2.3 million) incurred in connection with the closing of a regional office, the planned divestiture or closing of five LTAC hospitals and the cancellation of a sub-acute unit project, and $5.0 million for employment-related lawsuits.
(b)	Includes lease cancellation charges of $3.5 million incurred in connection with the closing of four LTAC hospitals.
(c)	Includes employee retention costs of $1.3 million incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas.

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data:
End of period data:
Number of hospitals:
Long-term acute care	89	120	120	121	120	118	117
Inpatient rehabilitation	—	5	5	5	6	6	6

	89	125	125	126	126	124	123

Number of licensed beds:
Long-term acute care	6,889	8,609	8,597	8,597	8,510	8,448	8,391
Inpatient rehabilitation	—	183	183	183	229	259	259

	6,889	8,792	8,780	8,780	8,739	8,707	8,650

Revenue mix %:
Medicare	60	60	60	62	62	61	61
Medicaid	8	8	8	7	6	6	6
Medicare Advantage	10	10	10	10	10	11	11
Commercial insurance and other	22	22	22	21	22	22	22

Admissions:
Medicare	8,504	8,913	11,002	11,682	12,400	11,544	11,277
Medicaid	1,085	1,163	1,236	1,163	1,025	1,038	1,025
Medicare Advantage	1,172	1,348	1,609	1,549	1,782	1,970	1,804
Commercial insurance and other	2,282	2,290	2,669	2,853	3,081	2,770	2,797

	13,043	13,714	16,516	17,247	18,288	17,322	16,903

Admissions mix %:
Medicare	65	65	67	68	68	67	67
Medicaid	8	8	7	7	5	6	6
Medicare Advantage	9	10	10	9	10	11	11
Commercial insurance and other	18	17	16	16	17	16	16

Patient days:
Medicare	219,213	237,257	275,561	285,358	304,795	290,273	281,757
Medicaid	45,650	45,746	48,911	48,648	45,058	43,174	46,295
Medicare Advantage	35,639	39,503	47,819	47,738	51,129	53,822	52,100
Commercial insurance and other	70,522	72,759	83,375	84,677	89,305	85,645	85,647

	371,024	395,265	455,666	466,421	490,287	472,914	465,799

Average length of stay:
Medicare	25.8	26.6	25.0	24.4	24.6	25.1	25.0
Medicaid	42.1	39.3	39.6	41.8	44.0	41.6	45.2
Medicare Advantage	30.4	29.3	29.7	30.8	28.7	27.3	28.9
Commercial insurance and other	30.9	31.8	31.2	29.7	29.0	30.9	30.6
Weighted average	28.4	28.8	27.6	27.0	26.8	27.3	27.6

- MORE -

Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital division data (continued):
Revenues per admission:
Medicare	$39,439	$40,089	$37,408	$37,643	$38,491	$38,716	$38,429
Medicaid	42,432	41,576	40,720	44,618	45,868	44,470	45,561
Medicare Advantage	46,217	42,708	43,616	46,154	42,632	39,541	42,784
Commercial insurance and other	54,065	56,850	57,216	52,465	53,733	57,194	56,308
Weighted average	42,856	43,271	41,462	41,330	41,876	42,109	42,285
Revenues per patient day:
Medicare	$1,530	$1,506	$1,494	$1,541	$1,566	$1,540	$1,538
Medicaid	1,009	1,057	1,029	1,067	1,043	1,069	1,009
Medicare Advantage	1,520	1,457	1,468	1,498	1,486	1,447	1,481
Commercial insurance and other	1,749	1,789	1,832	1,768	1,854	1,850	1,839
Weighted average	1,507	1,501	1,503	1,528	1,562	1,542	1,534

Medicare case mix index (discharged patients only)	1.21	1.22	1.17	1.14	1.17	1.17	1.15

Average daily census	4,122	4,344	4,953	5,070	5,388	5,197	5,063
Occupancy %	68.7	65.5	62.6	63.5	67.4	64.8	63.8

Annualized employee turnover %	21.2	22.1	21.4	20.3	21.8	22.2	21.1

Nursing center division data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	220	220	220	220	220	220	220
Managed	4	4	4	4	4	4	4
Assisted living facilities	6	6	6	6	6	6	6

	230	230	230	230	230	230	230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,767	26,687	26,687	26,663	26,663	26,711	26,711
Managed	485	485	485	485	485	485	485
Assisted living facilities	413	413	413	413	413	341	341

	27,665	27,585	27,585	27,561	27,561	27,537	27,537

Revenue mix %:
Medicare	38	37	36	33	34	33	32
Medicaid	37	38	38	40	39	41	41
Medicare Advantage	7	7	7	7	8	7	7
Private and other	18	18	19	20	19	19	20

Patient days (a):
Medicare	370,395	358,760	345,362	334,156	342,567	328,011	313,642
Medicaid	1,232,620	1,229,517	1,255,418	1,248,442	1,218,903	1,215,623	1,226,855
Medicare Advantage	97,460	94,483	95,751	95,730	101,312	97,583	93,287
Private and other	425,414	435,667	436,074	441,362	422,983	412,403	423,070

	2,125,889	2,118,427	2,132,605	2,119,690	2,085,765	2,053,620	2,056,854

(a)	Excludes managed facilities.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2011 Quarters				2012 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing center division data (continued):
Patient day mix % (a):
Medicare	17	17	16	16	16	16	15
Medicaid	58	58	59	59	59	59	60
Medicare Advantage	5	4	5	4	5	5	4
Private and other	20	21	20	21	20	20	21

Revenues per patient day (a):
Medicare Part A	$537	$544	$550	$491	$484	$483	$490
Total Medicare (including Part B)	579	589	599	544	536	538	546
Medicaid	172	173	174	176	176	178	179
Medicaid (net of provider taxes) (b)	155	156	155	156	156	158	158
Medicare Advantage	416	420	421	405	407	405	409
Private and other	235	240	243	241	248	250	250
Weighted average	267	268	268	258	261	261	260

Average daily census (a)	23,621	23,279	23,180	23,040	22,920	22,567	22,357
Admissions (a)	20,619	20,143	20,118	19,914	20,863	19,593	19,064
Occupancy % (a)	86.9	85.9	85.5	85.1	84.7	83.5	82.6
Medicare average length of stay (a)	32.9	33.4	33.0	32.1	31.8	32.2	32.8

Annualized employee turnover %	37.8	39.8	40.2	39.2	36.9	39.2	39.9

Rehabilitation division data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	50	36	23	23	23	22	22
Non-affiliated	50	64	77	77	77	78	78

Sites of service (at end of period)	641	1,848	1,835	1,774	1,722	1,730	1,735
Revenue per site	$178,812	$137,316	$137,643	$139,077	$148,346	$147,507	$146,086

Therapist productivity %	80.6	81.6	80.5	80.1	80.3	80.4	80.5

Hospital rehabilitation services:
Revenue mix %:
Company-operated	94	54	29	32	38	38	38
Non-affiliated	6	46	71	68	62	62	62

Sites of service (at end of period):
Inpatient rehabilitation units	1	104	102	102	100	102	104
LTAC hospitals	93	97	99	115	125	125	123
Sub-acute units	8	22	23	25	19	20	20
Outpatient units	12	119	114	115	111	115	117
Other	5	8	7	8	5	5	5

	119	350	345	365	360	367	369

Revenue per site	$188,989	$199,661	$202,352	$192,410	$206,580	$199,943	$194,848

Annualized employee turnover %	14.5	17.1	16.5	16.5	19.6	16.9	17.3

(a)	Excludes managed facilities.
(b)	Provider taxes are recorded in other operating expenses for all periods presented.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2012		2011		2012		2011
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Amounts attributable to Kindred stockholders:
Income from continuing operations:
As reported in Statement of Operations	$7,868	$7,868	$666	$666	$41,465	$41,465	$16,823	$16,823
Allocation to participating unvested restricted stockholders	(200)	(200)	(10)	(10)	(874)	(873)	(287)	(284)

Available to common stockholders	$7,668	$7,668	$656	$656	$40,591	$40,592	$16,536	$16,539

Discontinued operations, net of income taxes:
Income from operations:
As reported in Statement of Operations	$47	$47	$1,119	$1,119	$143	$143	$1,527	$1,527
Allocation to participating unvested restricted stockholders	(1)	(1)	(17)	(17)	(3)	(3)	(26)	(26)

Available to common stockholders	$46	$46	$1,102	$1,102	$140	$140	$1,501	$1,501

Loss on divestiture of operations:
As reported in Statement of Operations	$(349)	$(349)	$—	$—	$(349)	$(349)	$—	$—
Allocation to participating unvested restricted stockholders	9	9	—	—	7	7	—	—

Available to common stockholders	$(340)	$(340)	$—	$—	$(342)	$(342)	$—	$—

Net income:
As reported in Statement of Operations	$7,566	$7,566	$1,785	$1,785	$41,259	$41,259	$18,350	$18,350
Allocation to participating unvested restricted stockholders	(192)	(192)	(27)	(27)	(870)	(869)	(313)	(310)

Available to common stockholders	$7,374	$7,374	$1,758	$1,758	$40,389	$40,390	$18,037	$18,040

Shares used in the computation:
Weighted average shares outstanding—basic computation	51,676	51,676	51,329	51,329	51,648	51,648	44,577	44,577

Dilutive effect of employee stock options		33		77		27		357

Adjusted weighted average shares outstanding—diluted computation		51,709		51,406		51,675		44,934

Earnings per common share:
Income from continuing operations	$0.15	$0.15	$0.01	$0.01	$0.79	$0.79	$0.37	$0.37
Discontinued operations:
Income from operations	—	—	0.02	0.02	—	—	0.03	0.03
Loss on divestiture of operations	(0.01)	(0.01)	—	—	(0.01)	(0.01)	—	—

Net income	$0.14	$0.14	$0.03	$0.03	$0.78	$0.78	$0.40	$0.40

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided information in this release to compute certain non-GAAP measurements for the third quarter and nine months ended September 30, 2012 and 2011 before certain charges or on a core basis. The charges that were excluded from core operating results for the third quarter ended September 30, 2012 relate to severance costs, an impairment charge in connection with the planned divestiture of a LTAC hospital, a lease cancellation charge in connection with the closing of a LTAC hospital, employee retention costs incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas and transaction costs. The charges that were excluded from core operating results for the nine months ended September 30, 2012 relate to severance and employee retention costs, an impairment charge, lease cancellation charges and other miscellaneous costs in connection with the closing of a regional office, the planned divestiture or closing of five LTAC hospitals, the cancellation of a sub-acute unit project, the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas, employment-related lawsuits and transaction costs. The charges that were excluded from core operating results for the third quarter ended September 30, 2011 relate to severance costs, transaction costs and impairment charges. The charges that were excluded from core operating results for the nine months ended September 30, 2011 relate to severance, transaction and financing costs and impairment charges.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 33.4% and 37.4% for the third quarter and nine months ended September 30, 2012, respectively, and an effective income tax rate of 37.2% and 36.8% for the third quarter and nine months ended September 30, 2011, respectively. Certain of the excluded charges for the third quarter of 2012 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year period.

The use of these non-GAAP measurements are not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the third quarter and nine months ended September 30, 2012 and 2011 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purpose of evaluating performance internally.

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Detail of charges:
Severance, employee retention and other miscellaneous costs	($318)	($1,256)	($5,925)	($16,122)
Lease cancellation charges	(596)	—	(3,518)	—
Employment-related lawsuits	—	—	(5,000)	—
Transaction costs	(832)	(5,281)	(1,914)	(29,445)
Impairment charges	(3,203)	(26,712)	(3,203)	(26,712)
Financing costs (in connection with RehabCare acquisition)	—	—	—	(13,802)

	(4,949)	(33,249)	(19,560)	(86,081)
Income tax benefit	1,654	12,371	7,316	31,708

Charges net of income taxes	(3,295)	(20,878)	(12,244)	(54,373)
Allocation to participating unvested restricted stockholders	84	314	258	920

Available to common stockholders	($3,211)	($20,564)	($11,986)	($53,453)

Weighted average diluted shares outstanding	51,709	51,406	51,675	44,934

Diluted loss per common share related to charges	($0.06)	($0.40)	($0.23)	($1.19)

Reconciliation of operating income before charges:
Operating income before charges	$203,503	$210,025	$639,340	$562,664
Detail of charges excluded from core operating results:
Severance, employee retention and other miscellaneous costs	(318)	(1,256)	(5,925)	(16,122)
Employment-related lawsuits	—	—	(5,000)	—
Transaction costs	(832)	(5,281)	(1,914)	(29,445)
Impairment charges	(3,203)	(26,712)	(3,203)	(26,712)

	(4,353)	(33,249)	(16,042)	(72,279)

Reported operating income	$199,150	$176,776	$623,298	$490,385

Reconciliation of income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$11,163	$21,544	$53,709	$71,196
Charges net of income taxes	(3,295)	(20,878)	(12,244)	(54,373)

Reported income from continuing operations	$7,868	$666	$41,465	$16,823

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.21	$0.41	$1.02	$1.56
Charges net of income taxes	(0.06)	(0.40)	(0.23)	(1.19)

Reported diluted income per common share from continuing operations	$0.15	$0.01	$0.79	$0.37

Weighted average diluted shares outstanding	51,709	51,406	51,675	44,934

Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	39.8%	31.5%	40.5%	36.9%
Impact of charges on effective income tax rate	2.3%	131.7%	0.8%	0.3%

Reported effective income tax rate	42.1%	163.2%	41.3%	37.2%

(a)	For purposes of computing diluted earnings per common share before charges, income from continuing operations before charges was reduced by $0.3 million for each of the third quarters ended September 30, 2012 and 2011, and $1.1 million and $1.2 million for the nine months ended September 30, 2012 and 2011, respectively, for the allocation of income to participating unvested restricted stockholders.

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Kindred Healthcare Reports Third Quarter Results

October 29, 2012

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2012 and 2013—Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	As of October 29, 2012				As of September 14, 2012
	2012 (a)		2013 (b)		2012 (a)		2013 (b)
	Low	High	Low	High	Low	High	Low	High
Operating income	$867	$875	$806	$825	$868	$884	$806	$825

Rent	430	430	387	387	432	432	389	389
Depreciation and amortization	201	201	189	189	201	201	190	190
Interest, net	107	107	113	113	107	107	110	110

Income from continuing operations before income taxes	129	137	117	136	128	144	117	136
Provision for income taxes	53	56	50	58	53	59	50	58

Income from continuing operations	76	81	67	78	75	85	67	78
Earnings attributable to noncontrolling interests	(1)	(1)	(2)	(2)	(2)	(2)	(2)	(2)

Income from continuing operations attributable to the Company	75	80	65	76	73	83	65	76
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)

Available to common stockholders	$73	$78	$63	$74	$71	$81	$63	$74

Earnings per diluted share	$1.40	$1.50	$1.20	$1.40	$1.35	$1.55	$1.20	$1.40

Shares used in computing earnings per diluted share	52.0	52.0	52.7	52.7	52.0	52.0	52.7	52.7

(a)	The Company’s earnings guidance for 2012 excludes the effect of (1) any costs associated with the closing of a regional office, the planned divestiture or closing of five LTAC hospitals and the cancellation of a sub-acute unit project, (2) costs associated with employment-related lawsuits, (3) employee retention costs incurred in connection with the decision to allow the leases to expire for 54 nursing and rehabilitation centers leased from Ventas, (4) any transaction-related charges, (5) any other reimbursement changes, (6) any future acquisitions or divestitures, (7) any impairment charges, and (8) any repurchases of common stock.
(b)	The Company’s earnings guidance for 2013 (1) assumes the impact of Medicare reimbursement reductions that are expected to reduce the Company’s consolidated revenues between $90 million to $100 million, and further assumes that the operating results of the 54 nursing and rehabilitation centers leased from Ventas are classified as discontinued operations effective January 1, 2013, and (2) excludes the effect of any other reimbursement changes, any future acquisitions or other divestitures, any impairment charges, and any repurchases of common stock.

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